EXHIBIT D

          SECURITY AGREEMENT, dated as of [_______], 1999, among TELETRAC, INC., a Delaware corporation (the "Grantor"), and the several purchasers executing this Security Agreement (the "Purchasers").

          The Purchasers have agreed to purchase the Grantor's Senior Secured Notes due [______], 2000 in an aggregate principal amount of up to $3,000,000 (the "Senior Secured Notes") and Class A Warrants (the "Warrants") to purchase shares of Common Stock of the Grantor, pursuant to the Senior Secured Note and Class A Warrant Purchase Agreement, dated as of [ ], 1999 (the "Purchase Agreement"), among the Grantor and the Purchasers. The obligations of the Purchasers to purchase the Senior Secured Notes and the Class A Warrants are conditioned on, among other things, the execution and delivery by the Grantor of a security agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and interest on the Senior Secured Notes when and as due, whether at maturity, at a date fixed for prepayment, by acceleration or otherwise, (ii) all other monetary obligations of the Grantor to the Purchasers under the Purchase Agreement now or hereafter existing, and (iii) all out-of-pocket costs and expenses (including reasonable costs and expenses of counsel to the Purchasers) that may be incurred by the Purchasers in connection with the administration and enforcement of the Purchase Agreement or this Agreement or the realization on the security provided for hereby and (b) the due and punctual performance of all other obligations of the Grantor under the Purchase Agreement (collectively, the "Obligations").

          Accordingly, the Grantor and the Purchasers hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          As used herein, the following terms shall have the following meanings:

          "ACCOUNTS" shall mean any and all rights of the Grantor to payment for goods or services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not earned by performance and whether now existing or hereafter acquired or arising in the future, including accounts receivable from affiliates of the Grantor.

          "ACCOUNT DEBTOR" shall mean any person who is or who may become obligated to the Grantor under, with respect to, or on account of, an Account.

          "ACCOUNTS RECEIVABLE" shall mean all Accounts and all rights of the Grantor in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary.

          "AGENT" shall mean ___________________________.

          "CASH" shall mean all cash, including, but not limited to, all deposit accounts and instruments of the Grantor wherever such cash and instruments are located.

          "COLLATERAL" shall mean, now owed or hereafter acquired, all (i) Accounts Receivable, (ii) Documents, (iii) Equipment, (iv) Inventory, (v) Proceeds, (vi) Cash and (vii) all capital stock held by Grantor in any of its Subsidiaries. Notwithstanding the foregoing, "Collateral" shall not include (x) any Accounts Receivable, Documents, Equipment, Inventory, Proceeds or Cash [described in] the Asset Purchase and Option Agreement by and among Grantor Ituran Location and Control, Ltd., and the other parties thereto dated as of June 9, 1999 and (y) Accounts Receivables as described in Sections 6.10(iv)(h) and 6.11(ix) of the Purchase Agreement.

          "DOCUMENTS" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Accounts Receivable, Equipment or Inventory.

          "EQUIPMENT" shall mean all equipment, furniture, furnishings and Fixtures, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, which are now or hereafter owned by the Grantor.

          "FIXTURES" shall mean all items of Collateral, whether now owned or hereafter acquired, of the Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

          "INVENTORY" shall mean all goods and merchandise of the Grantor, whether now owned or hereafter acquired, held for sale or lease in the ordinary course of business, or furnished or to be furnished by the Grantor under contracts of service, or consumed in the Grantor's business, including raw materials, work in process, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies, spare parts and all such property which has been returned to, repossessed, or stopped in transit by or on behalf of the Grantor. Notwithstanding the foregoing, "Inventory" shall not include sales (in the ordinary course), financing or leases of vehicle location units to customers of Grantor subscribing to Grantor's services.

          "PROCEEDS" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity



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as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral.

          "SECURITY INTEREST" shall have the meaning assigned to such term in
Section 2.1.


                                   ARTICLE II

                                SECURITY INTEREST

          SECTION 2.1. SECURITY INTEREST; AGENT. As security for the payment or performance, as the case may be, of the Obligations, the Grantor hereby creates and grants to the Purchasers, their respective successors and assigns, a security interest in the Collateral (the "Security Interest"), which, except for the security interests described in Schedule I hereto, to which the security interest granted hereby shall be subordinate, shall constitute a first and prior security interest in the Collateral to all other security interests. Without limiting the foregoing, each of the Purchasers is hereby authorized to file one or more financing statements (including fixture filings), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest without the signature of the Grantor, naming the Grantor as debtor and the Purchasers as secured parties.

          Grantor and Purchasers hereby agree and acknowledge that the Agent shall have all of the rights, power and obligations of the Purchasers hereto and under the Purchase Agreement pursuant to the Agency Agreement, dated as of the date hereof, by and among the Agent and the Purchaser (the "Agency Agreement").

          The Grantor agrees at all times to keep accounting records that are complete and accurate in all material respects with respect to the Collateral, including a record of all payments and Proceeds received.

          SECTION 2.2. FURTHER ASSURANCES. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as any of the Purchasers may from time to time reasonably request for the better assuring and preserving of the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests created hereby and the filing of any financing statements (including fixture filings) or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to a representative or agent of the Purchasers, duly endorsed in a manner satisfactory to the Purchasers.


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          SECTION 2.3. INSPECTION AND VERIFICATION. Without limiting the scope of Section 5.1 of the Purchase Agreement, each of the Purchasers and such representatives as such Purchaser may reasonably designate shall have the right, at all reasonable times and as often as reasonably requested, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records), and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and the Grantor's independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification.

          SECTION 2.4. TAXES; ENCUMBRANCES. At his or its option, any Purchaser may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted hereby or under the Purchase Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so, and the Grantor agrees to reimburse such Purchaser on demand for any payment made or any expense incurred by him or it pursuant to the foregoing authorization; PROVIDED, HOWEVER, that nothing in this Section 2.4 shall be interpreted as excusing the Grantor from the performance of, or requiring the Purchaser to cure or perform, any covenants or other promises of the Grantor with respect to taxes, liens, security interests or other encumbrances or maintenance or other matters as set forth herein or in the Purchase Agreement.

          SECTION 2.5. ASSIGNMENT OF SECURITY INTEREST. If at any time the Grantor shall take and perfect a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, the Grantor shall promptly assign such security interest to the Purchasers. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Grantor represents and warrants to the Purchasers that:

          SECTION 3.1. TITLE AND AUTHORITY. The Grantor has valid rights in and good title to the Collateral and has full corporate power and authority to grant to the Purchasers the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.



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          SECTION 3.2. FILINGS. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings containing a description of the Collateral shall be filed of record in every governmental, municipal or other office in every jurisdiction in which filings are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Purchasers in respect of the Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration will be necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

          SECTION 3.3. VALIDITY OF SECURITY INTEREST. The Security Interest constitutes a valid, legal and perfected security interest in all the Collateral (other than (i) any licenses issued by the Federal Communications Commission ("FCC"), (ii) that Collateral in which a security interest may be perfected by the filing of a security agreement with the United States Patent and Trademark Office and/or the United States Copyright Office, (iii) that Collateral consisting of instruments or securities that only can be perfected upon possession of such instruments or securities and (iv) cash that is not considered "identifiable cash proceeds" within the meaning of Section 9-306 of the Uniform Commercial Code as in effect in the State of New York) securing the payment and performance of the Obligations.

          SECTION 3.4. ABSENCE OF OTHER LIENS. Except for the Security Interest granted hereby, the liens described in Schedule I hereto and any liens permitted under the Purchase Agreement, the Collateral is owned by the Grantor free and clear of any claim, lien, security interest or encumbrance. The Grantor has not filed or consented to the filing of a financing statement under the Uniform Commercial Code covering any Collateral other than as contemplated hereby or as permitted by the Purchase Agreement.


                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.1. LOCATION OF COLLATERAL; PLACE OF BUSINESS; RECORDS AND SCHEDULES OF COLLATERAL. (a) The Grantor agrees promptly to notify the Purchasers of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties or (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains records relating to Collateral owned by it or the offices or facilities at which Collateral owned by it is located (including the establishment of any such new office or facility). The Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings under the Uniform Commercial Code or otherwise which are required in order for the Purchasers to continue at all times following such change to have a valid and perfected security interest in all the Collateral, subject to no liens other than as contemplated by Section 3.4, have been made

(other than any security interest lapsing through the Purchasers' failure to sign any continuation statement provided in a timely manner by the Grantor). The Grantor agrees promptly to notify the Purchasers if any material portion of the Collateral is damaged or destroyed.

          (b) The Grantor shall keep or cause to be kept records of Accounts that are accurate in all material respects.

          (c) The Grantor agrees to maintain complete and accurate records in all material respects with respect to the Collateral, in addition to those records described in the foregoing paragraph (b), owned by it and, at such time or times as any of the Purchasers may request, promptly to prepare and deliver to such Purchaser a duly certified schedule or schedules in such form and detail as the Purchasers may reasonably request, showing the identity, amount and location of any and all such Collateral.

          SECTION 4.2. PROTECTION OF SECURITY. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Purchasers in the Collateral and the priority thereof against any lien not permitted hereby or under the Purchase Agreement.

          SECTION 4.3. CONTINUING OBLIGATIONS OF THE GRANTOR. The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to or constituting the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Purchaser against liability for such performance.

          SECTION 4.4. LIMITATION ON MODIFICATIONS OF ACCOUNTS. The Grantor shall not, without the Purchasers' prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.


                                    ARTICLE V

                                    REMEDIES

          SECTION 5.1. COLLECTIONS. Upon the occurrence and during the continuation of an Event of Default (as defined in the Purchase Agreement), each of the Purchasers shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantor and in the Grantor's name,



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



the Purchasers' name or otherwise, for the use and benefit of the Purchasers (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
(c) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantor to notify, the Account Debtors obligated on any of or all the Accounts Receivable to make payment thereof directly to the Purchasers; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Purchasers were the absolute owner of the Collateral for all purposes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating any Purchaser to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by such Purchaser, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by such Purchaser with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against such Purchaser. It is understood and agreed that the appointment of each of Purchasers as the agent of the Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this
Section 5.1 shall in no event relieve the Grantor of any of its obligations hereunder or under the Purchase Agreement with respect to the Collateral or any part thereof or impose any obligation on any Purchaser to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by such Purchaser of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under the Purchase Agreement or by law or otherwise.

          SECTION 5.2. OTHER REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement), the Grantor agrees to deliver each item of Collateral to the Purchasers on demand, and it is agreed that any Purchaser shall have the right to take any of or all the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that any Purchaser shall have the right to sell or




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otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as such Purchaser shall deem appropriate. Each Purchaser shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof where the failure to obtain such a representation and agreement could result in a violation of any applicable Federal or state securities laws, and upon consummation of any such sale such Purchaser shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          The Purchasers shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of any Purchaser's intention to make any sale of Collateral of the Grantor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as any Purchaser may fix and state in the notice (if any) of such sale. At any public or private sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as any Purchaser may (in its sole and absolute discretion) determine. The Purchasers shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Purchasers may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Purchasers until the sale price is paid by the purchaser or purchasers thereof, but the Purchasers shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 5.2, the Purchasers may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to them from the Grantor as a credit against the purchase price, and they may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability



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to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Purchasers shall be free to carry out such sale pursuant to such agreement and the Grantor whose Collateral is being sold shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Purchasers shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, any Purchaser may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

          SECTION 5.3. APPLICATION OF PROCEEDS. As between the Grantor and the Purchasers, the Purchasers shall have absolute discretion as to the manner and time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by any Purchaser (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of such Purchaser or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to such Purchaser or such officer or be answerable in any way for the misapplication thereof.


                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1. PURCHASER APPOINTED ATTORNEY-IN-FACT. The Grantor hereby appoints each of the Purchasers the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which such Purchaser may deem necessary or advisable to accomplish the purposes hereof upon the occurrence and during the continuation of an Event of Default (as defined in the Purchase Agreement), which appointment is irrevocable and coupled with an interest.

          SECTION 6.2. PURCHASERS' EXPENSES. The Grantor agrees to pay upon demand to the Purchasers the amount of any and all reasonable expenses, including the reasonable expenses of their counsel and of any experts or agents, which the Purchasers may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Purchasers hereunder or (iv) the failure of the Grantor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional Obligations secured hereby.




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          SECTION 6.3. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile as follows:

          (a) if to the Grantor, to: Teletrac, Inc., 3220 Executive Ridge, Suite 100, Vista, California 92083, (760) 597-9906 (Facsimile); Attention:
     General Counsel; and

          (b) if to any of the Purchasers, to such Purchaser at his or its address specified therefor in the Purchase Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of transmission if delivered by hand or sent by facsimile, the first day after delivery to an overnight national courier service if sent by such service or on the date of receipt if sent by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 6.3 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.3.

          SECTION 6.4. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and the term "Purchaser" shall include each successor and assignee of such Purchaser permitted under the Purchase Agreement; and all covenants, promises and agreements by or on behalf of the Grantor or the Purchasers that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns referred to above.

          (b) The Grantor shall not assign or delegate any of its rights and duties hereunder.

          SECTION 6.5. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

          SECTION 6.6. WAIVERS; AMENDMENT. (a) No failure or delay of any Purchaser in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other right or power. The rights and remedies of the Purchasers hereunder are cumulative and exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless




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the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Grantor and the Purchasers. Notwithstanding the foregoing, upon the written consent of holders of a majority of the outstanding principal amount of the Senior Secured Notes, this Agreement may be amended to release the Security Interest on Accounts Receivable (and Proceeds thereof) and to delete Accounts Receivable (and Proceeds thereof) from the definition of Collateral, in which event the Security Interest in Accounts Receivable and all Proceeds thereof shall be deemed released. The Purchasers shall be bound by any modification or amendment authorized by this Section regardless of whether the Senior Secured Notes shall have been marked to make reference thereto, and any consent by any holder of a Senior Secured Note pursuant to this Section shall bind any person subsequently acquiring a Senior Secured Note from it, whether or not such Senior Note shall have been so marked.

          SECTION 6.7. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Purchase Agreement. Nothing in this Agreement or in the Purchase Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Purchase Agreement.

          SECTION 6.8. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Purchasers and shall survive the purchase by the Purchaser of the Senior Secured Notes and the Warrants pursuant to the Purchase Agreement regardless of any investigation made by any of the Purchasers, or on his or its behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid.

          SECTION 6.9. TERMINATION. This Agreement and the Security Interest shall terminate when all the Obligations have been paid in full, at which time the Purchasers shall execute and deliver to the Grantor, at the Grantor's expense, all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination and release the Collateral hereunder.




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          SECTION 6.10. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 6.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          SECTION 6.12. HEADINGS. Article and Section headings used herein are for convenience of reference only are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.



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



          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        TELETRAC, INC.



                                        By _______________________
                                           Name:
                                           Title:

                                        [PURCHASERS]



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


                                   SCHEDULE I







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